Exhibit 32.1

SECTION 906 CERTIFICATION

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) in connection with the quarterly report on Form 10-Q of Acasti Pharma Inc. for the quarterly period ended June 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer hereby certifies, to such officer’s knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Acasti Pharma Inc.

/s/ Janelle D’Alvise
Name:	Janelle D’Alvise
Title:	Chief Executive Officer
Date:	August 12, 2021

This certification accompanies the Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed “filed” by Acasti Pharma Inc. for purposes of §18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.